Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (No. 333-114067, No. 333-114408, No. 333-105189 and No. 33-77148) on Form S-8 of Tufco Technologies, Inc. of our report dated December 29, 2008 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Tufco Technologies, Inc. for the year ended September 30, 2008.
/s/ McGladrey & Pullen LLP
Schaumburg, Illinois
December 29, 2008